UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 18, 2008
Date of Report (Date of earliest event reported)
PORTOLA PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-95318	94-1582719

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
951 Douglas Road
Batavia, IL 60510
(Address of principal executive offices, including zip code)
(630)406-8440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS
ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
On January 18, 2008 Portola Packaging, Inc. announced that Michael Morefield, Senior Executive Vice President and Chief Financial Officer, is leaving the Company to pursue other interest. Andrea Schry, the Company’s Vice President and Controller will assume Mr. Morefield’s responsibilities as acting Chief Financial Officer. Ms. Schry joined Portola in 1992 and has served as the Company’s Controller for more than 11 years. Mr. Morefield joined Portola in October 2004 and helped increase the Company’s EBITDA, a measure of earnings, from $17 million for the year ended August 31, 2004 to more than $27 million for the most recent fiscal year. Brian Bauerbach, President and Chief Executive Officer, thanked Mike Morefield for his contributions in improving the Company’s performance.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.

Dated: January 22, 2008	By: Kim Wehrenberg

/s/ Kim Wehrenberg Kim Wehrenberg
General Counsel and Secretary